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                                                                  EXHIBIT 10.24


                             RESTRICTED STOCK AWARD


     THIS RESTRICTED STOCK AWARD (the "Award") is made and granted this 27th day of October, 2000 by Vans, Inc., a Delaware corporation (the "Company"), to Gary
H. Schoenfeld ("Employee"), with reference to the following facts:

     A. Employee is employed by the Company as its President and Chief Executive Officer.

     B. The Company desires to provide incentive to Employee so that he will exert his utmost efforts on the Company's behalf and thus enhance its chances of success. The Company believes that this may be accomplished by encouraging Employee to acquire a proprietary or an increased proprietary interest in the Company and that the Company should assist Employee in acquiring such interest.

     C. Accordingly, the Company has agreed to grant and award shares of its common stock, $.001 par value per share (the "Common Stock"), to Employee subject, however, to certain restrictions.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the Company and Employee hereby agree as follows:

     1. Grant and Award of Shares Subject to Restrictions. Employee hereby acknowledges that the Company has on this date granted and awarded to Employee one hundred and fifty thousand (150,000) shares of Common Stock (the "Restricted Shares"). The parties hereby acknowledge that the Restricted Shares have been granted and awarded pursuant to the Company's 2000 Long-Term Incentive Plan, which is incorporated herein by this reference (the "Incentive Plan"), and are subject to the restrictions described in Section 4 hereof (the "Restrictions").

     2. Sale or Assignment of the Restricted Shares; Voting Rights. Employee hereby agrees that until the Restrictions are terminated, as herein provided, he will not sell, assign, transfer, pledge or encumber or otherwise dispose of any of the Restricted Shares without the consent of the Compensation Committee of the Board of Directors of the Company (the "Committee"). Notwithstanding the foregoing, Employee shall be entitled to all other privileges of stock ownership with respect to the Restricted Shares, including but not limited to voting rights.



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     3. Termination of Restrictions. The Restrictions shall terminate as follows:

                                               Amount of Restricted Shares
                 Date                     For Which Restrictions Shall Terminate
                 ----                     --------------------------------------
           October 26, 2001                               21,429
           October 26, 2002                               21,429
           October 26, 2003                               21,429
           October 26, 2004                               21,429
           October 26, 2005                               21,429
           October 26, 2006                               21,429
           October 26, 2007                               21,426

     Notwithstanding the foregoing, for each one cent (1(cent)) per share, after tax, by which the Company exceeds its earnings per share target for any of the fiscal years ending May 31, 2001, 2002 or 2003, as determined by the Compensation Committee of the Board of Directors, Restrictions shall terminate for 21,949 Restricted Shares. Additionally, in the event that a "Change of Control Event" (as such term is hereinafter defined) occurs at any time prior to October 26, 2007, the Restrictions for all then Restricted Shares shall terminate as of the date of such Event. The term "Change of Control Event" means
(i) the time that the Company first determines that any person and all other persons who constitute a group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) have acquired direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of twenty percent (20%) or more of the Company's outstanding securities, unless a majority of the "Continuing Directors" (as such term is hereinafter defined) approves the acquisition not later than ten (10) business days after the Company makes that determination, or (ii) the first day on which a majority of the members of the Company's Board of Directors are not "Continuing Directors." The term "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of that Board of Directors on the date of this Agreement, (ii) has been a member of that Board of Directors for the two years immediately preceding such date of determination, or (iii) was nominated for election or elected to the Board of directors with the affirmative vote of the greater of (x) a majority of the Continuing Directors who were members of the Board at the time of such nomination or election, or (y) at least five Continuing Directors.

     4. Restrictions. In the event Employee is terminated by the Company for any reason, or Employee terminates his employment by the Company for any reason, except pursuant to the Company's retirement plan, if any, all Restricted Shares which bear the Restrictions shall be returned to or canceled by the Company, appropriately adjusted for the declaration of any stock dividend, stock split, recapitalization, merger, consolidation, or sale of assets which has occurred after the date hereof, and shall be deemed to have been forfeited by Employee; provided, however, if on the date of termination Employee is a party to an


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Employment Agreement with the Company which provides that Employee may only be terminated for cause, or Employee may terminate such Agreement for good reason, and Employee is terminated without such cause or such Agreement is terminated by Employee for good reason, Employee's interest in the Restricted Shares shall immediately vest. In the event Employee (i) dies, (ii) is "permanently disabled" (as hereinafter defined), or (iii) voluntarily retires pursuant to a Company retirement plan, if any, or in accordance with the Company's retirement policy, the Committee, in its sole discretion, may, but shall not be obligated to, elect to waive all or any portion of the Restrictions and vest in Employee all or a portion of his interest in the Restricted Shares. The term "permanently disabled" means that Employee is unable to perform the essential functions of his job for a period of six consecutive months or 180 days in a 270 consecutive day period.

     5. Restrictive Legend. Employee hereby agrees that the certificate(s) for the Restricted Shares shall be inscribed with the following legend:

        "The shares of Common Stock evidenced by this certificate (the "Shares") are subject to the terms and restrictions of a certain Restricted Stock Award, dated October 27, 2000 (the "Award"). The Shares are subject to forfeiture or cancellation under the terms of the Award and may not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated except pursuant to the provisions of the Award, a copy of which is available from the Company upon request. Additionally, the Shares have been issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and may not be sold, transferred, assigned, pledged, encumbered, or hypothecated without registration under such Act or pursuant to an exemption from registration thereunder."

     6. Additional Restricted Shares. The term "Restricted Shares" includes any shares or other securities which Employee may receive or be entitled to receive as a result of the ownership of the original Restricted Shares, whether the same are issued as a result of a stock split, stock dividend, recapitalization or other subdivision or consolidation of stock effected without receipt of consideration by the Company, or as a result of the merger or consolidation of the Company or the sale of all or substantially all of the assets of the Company.

     7. Applicable Law. The terms of this Award shall be governed by the laws of the State of Delaware.

     8. Notices. Any notice under or pursuant to this Award shall be transmitted to Employee at the address stated below his signature and to the Company at its principal offices, 15700 Shoemaker Avenue, Santa Fe Springs, California,
90670-

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5515, attention Craig E. Gosselin, Vice President and General Counsel.
Such notice shall be deemed given (i) upon personal delivery thereof, or (ii) two (2) days after the deposit thereof in the United States mail.

     9. Representations of Employee. Employee represents that he has obtained the Restricted Shares for investment purposes and not with a view to the distribution thereof. Employee is capable of evaluating the risks and merits of investing in the Company and has had access to the books, records and officers of the Company in making such evaluation.

     IN WITNESS WHEREOF, the parties hereto have executed this Award as of the date set forth above.

COMPANY:                                    EMPLOYEE:

Vans, Inc., a Delaware corporation          /s/ Gary H. Schoenfeld
                                            ---------------------------------

By: /s/ Craig E. Gosselin
    ------------------------------          ---------------------------------
                                                        (Address)

Title: Vice President and General Counsel


By signature below, the spouse of Employee agrees to be bound by all of the terms and conditions of this Award.



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